Consent of Independent Registered Public Accounting Firm	EXHIBIT 23(a)

We consent to the incorporation by reference of our reports dated February 9, 2017, relating to (i) consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable) of The Dow Chemical Company and subsidiaries (the “Company”), and (ii) the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2016, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

No.	333-214289

Form S-4:

No.	333-88443
333-209869

Form S-8:

Nos.	33-21748
33-52841
33-61795
333-27381
333-40271
333-43730
333-67414
333-91027
333-103518
333-103519
333-105080
333-122932
333-145015
333-162910
333-181356
333-207634
333-209581
333-209582

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan
February 9, 2017

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